Exhibit 23.1


     CONSENT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM


To the Board of Directors
   New Century Energy Corp.
   Houston, Texas

We hereby consent to the inclusion in this Amendment No.2 to the Registration Statement on Form SB-2 our report dated February 22, 2005 (November 11, 2005 as to the effects of the restatement discussed in Note 2) included herein, relating to the financial statements for the year ended December 31, 2004.

We also consent to the reference to the reference to us under the heading "Experts" in this Registration Statement.



/s/ Malone & Bailey, PC
-----------------------
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

January 17, 2007

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